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                                                                   Exhibit 10.21

                             SECOND AMENDMENT TO THE
             ST. JOE COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

Pursuant to Section 9.1 of The St. Joe Company Supplemental Executive Retirement Plan (As Amended and Restated Effective January 1, 2002) (hereinafter the "Plan"), said Plan is hereby amended effective as of September 8, 2005, as follows:

1. Article VI of the Plan is amended by the addition of Section 6.5 to read as follows:

      "6.5  CANCELLATION OF PARTICIPATION OF ADVANTIS PARTICIPANTS

            Notwithstanding any other provision of the Plan to the contrary, the participation in the Plan by Participants who are employed by Advantis Real Estate Services Company ("Advantis") as of September 8, 2005 shall be cancelled pursuant to Q&A-20 of Internal Revenue Service Notice 2005-1 as of such date, and the value of each such Participant's vested Account shall be distributed to each such Participant in a single lump sum amount as soon as administratively practicable after such date, but in any event on or before December 31, 2005."



IN WITNESS WHEREOF, The St. Joe Company has caused this Amendment to be executed, effective as of the date first set forth above, by its duly authorized officer.

                                        THE ST. JOE COMPANY


Dated:   November 2, 2005               By:   /s/ Rachelle Gottlieb
       ------------------------             ----------------------------------
                                              Rachelle Gottlieb
                                              Vice President, Human Resources